THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF
ASCENA RETAIL GROUP, INC.
Ascena Retail Group, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:

(1)    The name of the Corporation is Ascena Retail Group, Inc.
(2)    The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 27, 2010 (the “Original Certificate of Incorporation”).
(3)    The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 20, 2010 (the “Amended and Restated Certificate of Incorporation”), which Amended and Restated Certificate of Incorporation amended and restated the Original Certificate of Incorporation.
(4)    The Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 13, 2010 (the “Second Amended and Restated Certificate of Incorporation”), which Second Amended and Restated Certificate of Incorporation amended and restated the Amended and Restated Certificate of Incorporation.
(5)    This Third Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL, amends and restates the provisions of the Second Amended and Restated Certificate of Incorporation, and has been duly approved by the stockholders of the Corporation in accordance with Section 242 of the DGCL.
(6)    The text of the Second Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

Section 1.    The name of the corporation is Ascena Retail Group, Inc. (hereinafter referred to as the “Corporation”).
Section 2.    The registered office of the Corporation is to be located at 2711 Centerville Road Suite 400, Wilmington, Delaware, 19808, New Castle County. The name of its registered agent at that address is Corporation Service Company.
Section 3.    The purpose of the Corporation is to engage in any lawful act or activities for which corporations may be formed under the General Corporation Law of the State of Delaware, as may be amended, revised, modified or otherwise supplemented from time to time (the “DGCL”).

Section 4.    The total authorized capital stock of the Corporation shall consist of the following classes of stock: (a) One Hundred Thousand (100,000) shares of preferred stock with a par value of one cent ($.01) per share (“Preferred Stock”); and (b) Three Hundred Sixty Million (360,000,000) shares of common stock with a par value of one cent ($.01) per share (“Common Stock”). Subject to the rights of the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of subsection (a) of this Section 4, the number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased.
(a)    Preferred Stock. The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock, which may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, and the Board of Directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:
(i)    the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 100,000);
(ii)    the dividend rate or rates on the shares of that series, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
(iii)    whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and the manner of selecting shares for redemption if less than all shares of such series are to be redeemed;
(iv)    the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund;
(v)    whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;
(vi)    whether the shares of such series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;
(vii)    the rights of the shares of such series in the event of voluntary or involuntary liquidation, distribution of assets, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;
(viii)    whether or not the holders of shares of such series shall have any preemptive rights with respect to issuance of any class of equity shares of the Corporation, with respect to the granting by the Corporation of rights or options to purchase its equity shares of any class or the issuance of shares or other securities convertible into or carrying rights or options to purchase its equity shares of any class; and
(ix)    any other terms, relative rights, preferences and limitations of such series.
The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(b)    Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:
(i)    the Common Stock shall be subject to the express terms of the Preferred Stock or any series thereof. Except as may otherwise be provided in this Certificate of Incorporation, in a certificate of designations or by applicable law, each holder of record of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders of the Corporation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders;
(ii)    subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation if, as and when declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore;
(iii)    in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for the payment of the debts and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts, if any, to which any series of Preferred Stock may be entitled, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation remaining for distribution in proportion to the number of shares held by them, respectively;
(iv)    no holder of shares of Common Stock shall be entitled to preemptive or subscription rights; and
(v)    notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.
Section 5.    The Corporation is to have perpetual existence.
Section 6.    Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.
Advance notice of stockholder nominations for the election of directors and of business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the by-laws of the Corporation.

Section 7.    No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Section 7 shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Section 8.    The Corporation shall indemnify its directors and officers to the extent set forth in the by-laws of the Corporation.
Section 9.    (a)    SuperMajority Vote for Approval of Business Combinations.
(i)    Notwithstanding any other provisions to the contrary in this Certificate of Incorporation, except as set forth in subparagraph (ii) of this Section 9(a), the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Voting Stock (as hereinafter defined) of the Corporation shall be required for the approval or authorization of any Business Combination (as hereinafter defined) of the Corporation with any Related Person (as hereinafter defined). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that the affirmative vote of a lesser percentage of stockholders may be specified, by law or otherwise.
(ii)    The provisions of this Section 9(a) shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as may be required by law or otherwise, if either:
(1)    the Business Combination shall have been approved by a majority of Continuing Directors (as hereinafter defined) at a meeting at which a Continuing Director Quorum (as hereafter defined) is present; or
(2)    the Business Combination shall involve the Corporation and a Subsidiary (as hereinafter defined) in which a Related Person has no direct or indirect interest (other than an interest arising solely by reason of the Related Party’s interest in the Corporation), provided that (a) if the Corporation shall not be the surviving corporation, all stockholders of the Corporation shall be entitled to receive the same type of consideration in such transaction in proportion to their respective stockholdings, (b) the provisions of Sections 9, 10, 11 and 12 hereof shall be continued in effect or adopted by such surviving corporation as part of its articles or certificate of incorporation, as the case may be, and such articles or certificates shall have no provision inconsistent with the provisions of such Sections hereof and (c) the provisions of the Corporation’s by-laws shall continue in effect or shall be adopted by such surviving corporation.
(iii)    For purposes of this Section 9:
(1)    The term “person” shall mean any individual, firm, corporation or other entity.
(2)    The term “Business Combination” shall mean (a) any merger or consolidation of the Corporation or a Subsidiary with or into a Related Person, (b) any sale, lease, exchange, transfer, mortgage, pledge or other disposition (whether in one transaction or in a series of transactions) of all or any Substantial Part of the Assets (as hereinafter defined) of the Corporation (including, without limitation, any securities of a Subsidiary), or of a Subsidiary, to a Related Person, (c) any sale, lease, exchange, transfer, mortgage, pledge or other disposition (whether in one transaction or in a series of transactions) of all or any Substantial Part of the Assets of a Related Person to the Corporation or to a Subsidiary, (d) the issuance of any securities of the Corporation or a Subsidiary to a Related Person, (e) the acquisition by the Corporation or a Subsidiary of any securities of a Related Person, (f) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities or securities convertible into equity securities of the Corporation or any Subsidiary which is directly or indirectly owned by a Related Person, (g) any loan or other extension of credit by the Corporation or a Subsidiary to a Related Person or any guarantee by the Corporation or a Subsidiary of any loan or other extension of credit by any person to a Related Person, (h) the adoption of any plan or proposal for the dissolution, liquidation or termination of the Corporation or any Subsidiary proposed by or on behalf of a Related Person and (i) any agreement, contract or other arrangement providing for any of the foregoing Business Combination transactions.
(3)    The term “Related Person” shall mean any person that is the Beneficial Owner (as hereinafter defined) of five percent (5%) or more of the outstanding shares of Voting Stock of the Corporation, other than (a) any individual or trust that was the Beneficial Owner of five percent (5%) or more of such outstanding shares of the Corporation’s predecessor, The Dress Barn, Inc., on December 31, 1984, such individual’s estate, and any other person that is a Beneficial Owner of five percent (5%) or more of such outstanding shares solely by reason of being an “affiliate” or “associate” of such individual, trust or estate and (b) any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity.
(4)    A person shall be a “Beneficial Owner” of any shares of Voting Stock of the Corporation (a) which such person or any of its “affiliates” or “associates” (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985) beneficially owns, directly or indirectly, (b) which such person or any of its “affiliates” or “associates” has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its “affiliates” or “associates” has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock of the Corporation.
(5)    For the purposes of determining whether a person is a Related Person, the number of shares of Voting Stock of the Corporation deemed to be outstanding shall include all shares of Voting Stock deemed owned by such person through application of paragraph (4) of this subparagraph (iii), but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise or conversion rights, exchange rights, warrants or options, or otherwise.
(6)    The term “Continuing Director” shall mean (a) any member of the Board of Directors (i) who was a member of the Board of Directors on August 20, 2010 or (ii) became a member of the Board of Directors prior to the time that the Related Person became a Related Person, and (b) any successor of a Continuing Director who is not an affiliate, associate, or representative of the Related Person and is nominated or elected to succeed a Continuing Director by a majority of Continuing Directors, provided that such nomination or election shall only be effective if made at a meeting at which a Continuing Director Quorum is present.
(7)    The term “Continuing Director Quorum” shall mean a majority of Continuing Directors capable of exercising the powers conferred upon them under the provisions of the Certificate of Incorporation or the by-laws of the Corporation or by law.
(8)    The term “Subsidiary” shall mean any corporation more than fifty percent (50%) of any class of equity security of which is owned, directly or indirectly, by the Corporation.
(9)    The term “Substantial Part of the Assets” shall mean assets having fair market value or book value, whichever is greater, equal to more than ten percent (10%) of the total assets of a person as of the end of its most recent fiscal year ending prior to the time the determination is made.
(10)    The term “Voting Stock” shall mean all of the outstanding shares of capital stock of the Corporation entitled to vote on matters submitted to stockholders generally, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares voting as one class.

(iv)    Nothing contained in this Section 9 shall be construed to relieve any Related Person of any fiduciary obligation imposed upon it by law.
(v)    The Board of Directors shall have the power and duty to determine, on the basis of information then known to it, whether (a) any person is a Related Person, (b) any person is an “affiliate” or “associate” of another, (c) any Business Combination relates to a Substantial Part of the Assets of any person and (d) any director is a Continuing Director and is acting at a meeting at which a Continuing Director Quorum is or was present. Any such determination made in good faith by the Board of Directors shall be conclusive and binding for all purposes of this Section 9.
(b)    Duties of the Board of Directors Regarding Business Combinations. The fact that any action or transaction conflicts with the provisions of Section 9(a) shall not be construed to waive or satisfy any other requirement of law or this Certificate of Incorporation or to impose any fiduciary duty, obligation or responsibility on the Board of Directors or any member thereof to approve such action or transaction or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such action or transaction. The Board of Directors, when evaluating any Business Combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its Subsidiaries and on the communities in which the Corporation and its Subsidiaries operate or are located.
Section 10.    Amendment of Sections 9 and 10. The provisions of Section 9 and this Section 10 of the Certificate of Incorporation may be amended, altered or repealed only at a meeting of stockholders by vote of the holders of at least eighty percent (80%) of the shares of capital stock entitled to vote on amendments to the Certificate of Incorporation.
Section 11.    (a)    Classification of Board of Directors. The directors of the Corporation shall be divided into three classes, each class as nearly equal in the number of directors as possible. At each annual meeting of stockholders, directors shall be elected to succeed the directors whose terms will then expire and shall be elected for a term of office that will expire at the third succeeding annual meeting of the stockholders after their election. The directors shall be elected to serve until the annual meeting of the stockholders at which their term expires and until their respective successors shall have been elected and qualified.
(b)    Vacancies. Any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause or from newly created directorships arising from an increase in the number of directors shall be filled by a majority vote of the remaining directors then in office, and any directors so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or in which the new directorship was created. No decrease in the number of directors shall shorten the term of any incumbent director.

(c)    Removal of Directors. Members of the Board of Directors may be removed from office with or without cause, by stockholder action, at a meeting of stockholders called for that purpose, by vote of at least 80 percent of the shares of capital stock then entitled to vote at an election of directors.
(d)    Amendment of Section 11. The provisions of this Section 11 may be amended, altered or repealed only at a meeting of stockholders by vote of the holders of at least 80 percent of the shares of capital stock then entitled to vote on amendments to the Certificate of Incorporation.
Section 12.    Amendment of By-laws by Stockholders. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power, without the assent or vote of the stockholders, to adopt, amend or repeal the by-laws of the Corporation by the affirmative vote of directors holding a majority of the directorships. Action by the stockholders to adopt, amend, and repeal the by-laws of the Corporation may be taken only at a meeting of stockholders by the affirmative vote of the holders of at least eighty percent (80%) of the shares of capital stock then entitled to vote thereon. Any by-law adopted by the stockholders may be amended or repealed by the Board of Directors unless the by-law or provision thereof specifically states that it shall not be amended or repealed by the Board of Directors, in which case such by-law or provision shall only be amended or repealed by action by the stockholders taken at a meeting of stockholders by the affirmative vote of the holders of eighty percent (80%) of the shares of capital stock of the Corporation entitled to vote thereon. Any notice of a meeting of stockholders or the Board of Directors at which by-laws are to be adopted, amended or repealed shall include notice of such proposed action. The provisions of this Section 13 may be amended, altered or repealed only at a meeting of stockholders by vote of the holders of at least eighty percent (80%) of the shares of capital stock then entitled to vote on amendments to the Certificate of Incorporation.
Section 13.    Unless, and except to the extent that, the by-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

* * * * * * *

IN WITNESS WHEREOF, the Corporation has caused this Third Amended and Restated Certificate of Incorporation to be executed on its behalf this 14th day of December, 2018.

ASCENA RETAIL GROUP, INC.

By: /s/ David Jaffe
David Jaffe
Chairman and Chief Executive Officer

Signature Page to Ascena Retail Group, Inc. Third Amended and Restated Certificate of Incorporation